Exhibit 99.1

ROAD SHOW PRESENTATION

Roth Capital Partners Growth Stock Conference February 17, 2004 RADYNE-COMSTREAM CONFIDENTIAL & PROPRIETARY

This presentation includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in Radyne ComStream's filings with the Securities and Exchange Commission.

Our Business Capital equipment for Satcom business Telecom & Internet TV distribution Capital equipment for Digital Television-HDTV Broadcasters Networks Point to Point Microwave Modems to convert Analog Radios to Digital Distribution of Digital Video and HDTV Back haul of Internet and telephone traffic

This pictorial slide displays various pictures of the Company's equipment installed in satellite earth stations, microwave facilities and video studios

Market Opportunities Competitive pressures require telecommunication companies to invest in more efficient equipment Global security factors have increased US Defense spending on satellite communications equipment International aid programs for underdeveloped regions are increasing (e.g. rural telephony, Internet access, and distance learning) FCC requirements and public demand for Digital Television encourages broadcasters to upgrade equipment and drives digital media content

Company Overview Public Company - NASDAQ NM: RADN/RADNW Headquartered in Phoenix, AZ Operations in San Diego, CA and Chandler, AZ Strong Intellectual Property Global Operations and Scope European/Americas offices in London and Boca Raton Asian offices located in Beijing, Jakarta and Singapore Senior sales team tenure averages 8 years with the Company and 12 years within the industry

This slide depicts a map of the world with: 1. Stars indicating manufacturing facilities in San Diego, California and Phoenix and Chandler, Arizona 2. Yellow dots indicating Company-staffed sales and service centers in Boca Raton, Florida and internationally in London, Moscow, Beijing, Singapore and Jakarta 3. Red dots indicating other sales and service centers in Rio de Janeiro, Bangalore and Sydney

Historical Annual Revenues This chart depicts a bar graph indicating sales levels by year since 1994 as follows; 1994 sales $1.5 million 1995 sales $4 million 1996 sales $7 million 1997 sales $12 million 1998 sales $21.1 million 1999 sales $55.8 million 2000 sales $70.1 million 2001 sales $68.5 million 2002 sales $57.7 million 2003 sales $58.0 million (unaudited)

2003 Quarterly Revenues This chart depicts a bar graph indicating quarterly revenues for the fiscal year 2003 as follows: Q1, 2003 Sales = $10.0 million Q2, 2003 Sales = $14.8 million Q3, 2003 Sales = $15.8 million Q4, 2003 Sales = $16.5 million 2003 quarterly sales figures are unaudited

2003 Earnings Before Interest and Taxes This chart depicts a bar graph indicating the Company's Earnings (Loss) Before Interest and Taxes ("EBIT")* for each Quarter during 2003 as follows; Q1 (ended March 31, 2003) EBIT = $(1.5) million Q2 (ended June 30, 2003) EBIT = $ 1.3 million Q3 (ended September 30, 2003) EBIT = $ 2.6 million Q4 (ended December 31, 2003) EBIT = $ 4.0 million EBIT is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Below is a reconciliation of the differences between EBIT and net earnings (loss), the most directly comparable financial measure calculated in accordance with GAAP. For the period ended March 31, 2003, the Company reported net loss of $1.4 million. EBIT shows a loss of $1.5 million because EBIT does not include interest income of $0.1 million. For the period ended June 30, 2003, the Company reported net earnings of $1.4 million. EBIT shows a gain of $1.3 million as it does not include interest income of $0.1 million. For the period ended September 30, 2003, the Company reported net earnings of $1.6 million. EBIT shows a gain of $2.6 million which does not include income taxes of $1.0 million. For the period ended December 31, 2003, the Company expects to report net earnings of $2.6 million and EBIT of $4.1 million. EBIT does not include $1.6 million of taxes and does not include interest income of $0.1 million.

Selected Balance Sheet Data Available cash provides capital for niche acquisitions Opportunities to execute growth initiatives are maximized by the absence of long term debt * Unaudited This slide displays a table on the left with selected balance sheet data and a bar graph on the right with cash balances listed for the years ended December 31, 1999 through 2003 as follows In Millions 12-31-02 12-31-03* Cash $ 16 $30 Working Capital 34 41 Current Assets 41 48 Total Assets 44 51 Long Term Debt 0 0 Stockholders' Equity 37 44 Cash and cash equivalents in millions: Year Balance 1999 $ 2.9 2000 16.2 2001 7.2 2002 16.2 2003* 30.1

Attainable Markets * Based on Company estimates This slide is a bar chart which displays management's estimates of the projected size of the markets within which the Company competes for each of the Company's product categories. (in millions) Microwave Products Video Products SatCom Products 2003 5 70 180 2004 10 100 220 2005 20 120 290 2006 50 140 350 2007 100 170 410

National and International Telecommunication Companies National and International Internet Service Providers Military and Government Ministries - Foreign Embassies Broadcasters, TV Networks and Cable Companies Communications System Integrators Major Customer Categories

High Profile Customers

This slide depicts the logos of several high profile customers of the Company as follows:

Vertex RSI	ViaSat
Loral Orion	SingTel
Hughes Network Systems	GlobeCom Systems
Echostar	NBCi
Bell South	ABC
NetSat Express	Sprint
IntelSat	British Telecom
AT&T	Satelindo
GE Americom	JSat
Telstra	PanAmSat
DirecTV	Reuters

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Capital Equipment for SatCom SatCom Capital Equipment Markets Depressed for last three years - Now returning Meanwhile, built Defense and Government business Key Products DMD 20 Attainable Market Size $230 Million in 2004 - $416 Million by 2007 Competition Comtech EF Data, Newtec, Paradise Datacom, ViaSat, Gilat

Transforms user data, video or audio signals into a digital signal that can be transmitted worldwide via satellite Used for voice, Internet and TV transmissions Used by national and international telecommunication companies among others Customers include AT&T, PanAmSat, The United Nations, Military, NSA Satellite and Earth Station Products Here is a diagram of how the Company's products connect with other products and a satellite transmitter/receiver antenna Here is a photo of a DMD20 Satellite Modem

There are pictures on this slide of various satellite and microwave antennae and that depict possible ways that the Company's equipment might be connected to other equipment used in satellite and microwave communications for use in television, telephone and wireless technologies. It also indicates that the Company does not manufacture equipment used in the space segment of satellite telecommunications or for use at the consumer level.

SatCom and IPSat Market Share*

This slide shows management's assessment of the competition's share of the markets within which the Company competes

	SatCom Products
Radyne ComStream	30%
Comtech EFData	30%
Newtech	10%
Paradise DataCom	10%
ViaSat	5%
Vertex RSI	*
MiteQ	*
Gilat	10%

*Less than 2%

* Estimated

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Point to Point Microwave Modem Converts analog microwave systems to digital Key Products MM200 Market Size $14 Million in 2004 - $90 Million by 2007 Competition None for this application

Converts analog microwave systems to digital Applications in Internet backbones, and TV broadcaster distribution to affiliates Customers include Korea Telecom, L3, MRC, PBS, Military Point to Point Microwave Modem MM200 Terrestrial Microwave Modem There is a photo of a MM200 Microwave Modem in this area Here is a diagram of how the Company's products connect with other products and a microwave transmitter/receiver antenna

There are pictures on this slide of microwave antennae and that depict some of the possible ways that the Company's equipment might connect to other equipment used in microwave communications for use in television and Digital TV technologies. It also indicates that the Company does not manufacture equipment for use at the consumer level.

Capital Equipment for Digital and HDTV Digital and HDTV Markets FCC Requirements for HDTV High Public Demand in US Key Products THE15A HDTV Encoder SE4000 SDTV Encoder Market Size $95 Million in 2004 - $161 Million by 2007 Competition Tandberg, Scopus, Harmonic

Used by television broadcasters to compress and decompress analog and digital signals for efficient transmission Applications in News Gathering, Major Television Events, Digital TV, Digital Cinema Customers include NBC, ABC, HBO, ESPN, Cable TV Television, HDTV & SDTV Products THE15A HDTV Encoder There is a photo of a THE15A HDTV Encoder in this area Here is a diagram of how the Company's products take digital data from a camera and compress it for later distribution for HDTV

There are pictures on this slide depicting how our equipment might be used by a news person in the field by sending 'on-location' data to a truck equipped with our equipment via microwave, and then sending that data via satellite to the broadcast company's headquarters for distribution to the affiliates.

Radyne ComStream 15% Tandberg 30% Scopus 10% Harmonic 10% Video Products Digital and HDTV Equipment Market Share* * Estimated by Management

Revenue Mix & Gross Margin by Product Satcom & IPSat Video Microwave 49% 40% 42% Average Gross Margins Here is a pie chart that indicates the percentage of revenue each of the Company's products produce Product Revenue Share SatCom Products 73% Video Products 17% Microwave Products 10%

Market Conditions Driving Business Growth The worldwide recovery of telecommunication markets is leading to increased capital spending on plant upgrades and expansion International demand for Internet connectivity is driving the market demand for: Low cost rural Internet access, distance learning and VOIP in underdeveloped areas System expansion via Satcom connections Surge in demand for HDTV and Digital TV in the United States Broadcasters under FCC Requirement to implement new standards by January 2006 Increasing Military and Homeland Security communication requirements - US Government expanding applications Customers require more bandwidth efficient, energy efficient and feature-rich products

Summary Experienced international sales team Major new product cycles in Satcom Modems, HDTV Capital Equipment, and Point to Point Microwave Modems Capability to expand product offerings through niche acquisitions

This slide depicts a television screen with a growling lion with a magnifying glass zoomed in on his teeth. The picture is intended to display the sharp details capable of being displayed through our newest product, the SE4000 digital television encoder, a picture of which is superimposed over the picture of the lion. The encoder is capable of in any of multiple standards of broadcast encoding and with many different modulation schemes, features the Company believes are desirable for our customers.